Exhibit 10.3

CARRY GUARANTY AGREEMENT

THIS CARRY GUARANTY AGREEMENT (this “Guaranty”) is executed as of January 24, 2023, by JASON POLLACK, an individual, having an address at 4408 West 34th Avenue, Denver, Colorado 80212, FRANK DELLAGLIO, an individual, having an address at 11 Stoney Brook Road, Sherborn, Massachusetts 01770 and ACRES REALTY FUNDING, INC., a Delaware corporation, having an address at 390 RXR Plaza, Uniondale, New York 11556 (“ACRES”, together with Jason Pollack and Frank Dellaglio, individually or collectively, as the context may require, “Guarantor”), for the benefit of OCEANVIEW LIFE AND ANNUITY COMPANY, an Alabama corporation (together with its successors and assigns, “Lender”), having an address at c/o Oceanview Asset Management, 142 West 57th Street, 3rd Floor, New York, New York 10019.

W I T N E S S E T H :

WHEREAS, reference is made to that certain Building Loan Agreement of even date herewith between Chapel Drive East, LLC, a Delaware limited liability company (“Borrower”), and Lender (as the same may be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition shall have the respective meanings attributed thereto in the Loan Agreement);

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined);

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower; and

WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement or that certain Guaranty Agreement dated as of the date hereof executed by Guarantor in favor of Lender.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY
1.1
Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender the prompt and unconditional payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor. As used herein, the term “Guaranteed Obligations” shall mean the prompt and unconditional payment by Borrower of all customary or necessary costs and expenses incurred in connection with the operation, maintenance and management of the Property, including, without limitation, Debt Service, Insurance Premiums, Taxes and Other Charges, utilities, repair, replacement and all other maintenance costs and expenses, equipment lease payments, management fees, professional fees, accounting fees, advertising expenses, salaries, fringe and other benefits due to all employees engaged in the operation, maintenance or management of the Property, payroll and related Taxes and any and all other Operating Expenses, when due until the earlier of (i) the date of a sale of the Property pursuant to a foreclosure of the Mortgage, (ii) twelve (12) months following the date on which a deed-in-lieu of foreclosure has been voluntarily accepted by Lender (provided that Lender shall have no obligation to accept such deed-in-lieu of foreclosure and (iii) Stabilization (such earlier date, the “Termination Date”). Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred with respect to any payment obligation of Guarantor hereunder or under the Environmental Indemnity and any of the other Guaranties and no other Event of Default then exists under the Loan Documents (other than the failure to pay the sums which are Guaranteed Obligations hereunder by Borrower), Guarantor shall be entitled to a credit against, and shall be deemed to have satisfied, the Guaranteed Obligations, to the extent of the sum of all then unadvanced Additional Advances), but only to the extent that the costs of such Guaranteed Obligations due and payable at the time in question were specifically set forth in the Project Budget and are allocable to the payment of Operating Expenses, Insurance Premiums, Taxes and Other Charges, and Debt Service. For the avoidance of doubt, it is acknowledged and agreed that (A) the application of any credit pursuant to this Section 1.1 against the Guaranteed Obligations shall reduce the funds available to be applied as credits under Section 1.1 and available to be borrowed by the Borrower pursuant to the Loan Agreement on a dollar for dollar basis and (B) the amount of any credits provided to Guarantor on account of unadvanced Additional Advances under Section 1.1 shall, to the extent that funds of Lender in the amount of such credits are actually expended by Lender, be deemed to constitute additional principal borrowed under the Loan Agreement and shall constitute Debt, in each case, for all purposes hereunder and under the Loan Documents. For the avoidance of doubt, no amounts credited hereunder shall be available to Guarantor pursuant to Section 1.2(b) of the Completion Guaranty.
1.2
Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and (if Guarantor is a natural person) after Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.
1.3
Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party (excluding the defense of payment and performance of the Guaranteed

Obligations), against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
1.4
Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, within ten (10) Business Days following demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof. Any moneys available to Lender for application on account of the Loan may be applied by Lender in such order and priority, in such amounts, at such time or times, and as to such portions of the Debt (including, without limitation, principal, interest, and other sums), as Lender may elect in its sole discretion from time to time.
1.5
No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.
1.6
Waivers.
(a)
Guarantor agrees to the provisions of the Loan Documents, and hereby waives , to the extent permitted by law, notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Loan Agreement or of any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (v) the occurrence of any breach by Borrower or an Event of Default, (vi) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, and (ix) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, or any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations. Notwithstanding the foregoing or anything to the contrary contained in this Guaranty, Guarantor does not waive the right to receive any notices from Lender to the extent such notices are expressly required to be given by Lender under the Loan Documents but the failure to provide such notices shall not give rise to any defenses by Guarantor hereunder or otherwise limit Lender’s rights hereunder (other than to the extent any grace periods under the Loan Documents are extended as a result thereof).
(b)
Guarantor hereby agrees that neither Lender’s rights or remedies nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of (and Guarantor hereby waives, to the extent permitted by law, any rights or protections related to): (i) any limitation of liability or recourse in any other Loan Document (other than the Loan Agreement with respect to the Guaranteed Obligations) or arising under any law; (ii) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration; (iii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations; (iv) any homestead exemption or any other similar exemption under applicable Legal Requirements and Guarantor hereby waives the benefit of any such exemption as to the Guaranteed Obligations; (v) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, including any impairment of Guarantor’s recourse against any Person or collateral; (vi) whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Lender covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release or settlement of Borrower or any other party liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations; (vii) the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other party at any time liable for the payment or performance of any or all of the Guaranteed Obligations; (viii) either with or without notice to or consent of Guarantor: any renewal, extension, modification or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents; (ix) any neglect, lack of diligence, delay, omission, failure, or refusal of Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations; (x) any failure of Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Lender against Borrower or any security or other recourse, or of any new agreement between Lender and Borrower, it being understood that Lender shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding Borrower, including, but not limited to, any changes in the business or financial condition of Borrower, and Guarantor acknowledges and agrees that Lender shall have no duty to notify Guarantor of any information which Lender may have concerning Borrower; (xi) if for any reason that Lender is required to refund any payment by Borrower to any other party liable for the payment or performance of any or all of the Guaranteed Obligations or pay the amount thereof to someone else; (xii) the making of advances by Lender to protect its interest in the Property, preserve the value of the Property or for the purpose of performing any term or covenant contained in any of the Loan Documents; (xiii) the existence of any claim, counterclaim, set off, recoupment, reduction or defense (excluding the defense of payment and performance of the Guaranteed Obligations) based upon any claim or other right that Guarantor may at any time have against Borrower, Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, or any other Loan Document; (xiv) the unenforceability of all or any part of the Guaranteed Obligations against Borrower, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations); (xv) any order, ruling or plan of reorganization emanating from proceedings under any Creditors’ Rights Law (whether with respect to Borrower or any other Person), including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Lender; and/or (xvi) any partial or total transfer, pledge and/or reconstitution of the Property, Borrower and/or any direct or indirect owner of Borrower (regardless of whether the same is permitted under the Loan Documents).
(c)
This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, to the extent permitted by law:
(i)
any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person whatsoever; and
(ii)
any right and/or requirement of or related to notice, presentment, protest, notice of protest, further notice of nonpayment, notice of dishonor, default, nonperformance, intent to accelerate, acceleration, existence of the Debt and/or any amendment or modification of the Debt.
1.7
Payment of Expenses. In the event that Borrower or Guarantor should fail to timely pay any of the Guaranteed Obligations or that Guarantor should breach or fail to timely perform any other provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all actual and reasonable out-of-pocket costs and expenses (including court costs and attorneys’ fees)

incurred by Lender in the collection of the Guaranteed Obligations, the enforcement of this Guaranty and/or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations until the Termination Date.
1.8
Effect of Bankruptcy. In the event that, pursuant to any Creditors’ Rights Law or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.
1.9
Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations (other than, so long as no Guaranteed Obligations are then due and owing to Lender, with respect to another Guarantor) for any payment made by Guarantor under or in connection with this Guaranty or otherwise.
1.10
Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower, and any successor owner of the Property.
1.11
Indemnification Procedures.
(a)
If any action shall be brought against Lender based upon any matter arising out of the Guaranteed Obligations or this Guaranty, Guarantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender from and against any and all actual losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), and obligations imposed upon, incurred by or asserted against Lender in connection therewith. Lender shall notify Guarantor in writing of any of the matters for which Lender is indemnified hereunder and Guarantor shall promptly assume the defense thereof, including, without limitation, the employment of counsel reasonably acceptable to Lender and the negotiation of any settlement (which settlement, however, shall be subject to Section 1.11(b) below); provided, however, that any failure of Lender to notify Guarantor of such matter shall not impair or reduce the obligations of Guarantor hereunder. If the defendants in any such action include both Lender and Guarantor and Lender shall have reasonably concluded that there are any legal defenses available to it that are different from or in addition to those available to Guarantor, then Lender shall have the right, at the expense of Guarantor (which expense shall be included in the Guaranteed Obligations), to employ separate counsel in any such action and to participate in the defense thereof. In the event Guarantor shall fail to discharge or undertake to defend Lender against any claim, loss or liability for which Lender is indemnified hereunder, Lender may, at its sole option and election, defend or settle such claim, loss or liability. The liability of Guarantor to Lender hereunder shall be conclusively established by such settlement, provided such settlement is made in good faith, the amount of such liability to include both the settlement consideration and the costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by Lender in effecting such settlement. In such event, such settlement consideration and out-of-pocket costs and expenses shall be included in the Guaranteed Obligations and Guarantor shall pay the same as hereinafter provided. Lender’s good faith in any such settlement shall be conclusively established if the settlement is made on the advice of independent legal counsel for Lender.
(b)
If any action shall be brought against Lender based upon any of the matters for which Lender is indemnified hereunder, Guarantor shall not, without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed so long as no Event of Default is then continuing: (i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Lender of a full and complete written release of Lender (in form, scope and substance reasonably satisfactory to Lender in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect Lender or obligate Lender to pay any sum or perform any obligation as determined by Lender in its sole but reasonable discretion.
(c)
All Guaranteed Obligations shall be immediately reimbursable to Lender when and as incurred and, in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceeding, and Guarantor shall pay to Lender any and all Guaranteed Obligations within ten (10) Business Days after written notice from Lender itemizing the amounts thereof incurred to the date of such notice. In addition to any other remedy available to Lender, such Guaranteed Obligations, if not paid within said ten (10) Business Day period, shall bear interest at the Default Rate from the date incurred until the date paid.
(d)
Notwithstanding anything to the contrary herein or in the Loan Documents, in no event shall Guarantor be liable to Lender for any special, punitive or consequential damages of any kind of nature unless such damages are actually incurred by, or asserted against, Lender to a third party.
1.12
Other Guaranties. This Guaranty is separate, distinct and in addition to any liability and/or obligations that Borrower or Guarantor may have under any other guaranty or indemnity (including, without limitation, the Environmental Indemnity) executed by any Borrower or Guarantor in connection with the Loan, and no other agreement, guaranty or indemnity executed in connection with the Loan shall act to reduce or set off any of Guarantor’s liability hereunder.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1
Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.
2.2
Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.
2.3
Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.
2.4
Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Loan Agreement or any of the other Loan Documents has been forged or otherwise is irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.
2.5
Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons to pay or perform the Guaranteed Obligations.
2.6
Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.
2.7
Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.
2.8
Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.
2.9
Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.
2.10
Offset. Any existing or future right of offset, claim or defense of Borrower against Lender, or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
2.11
Merger. The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.
2.12
Preference. Any payment by Borrower to Lender is held to constitute a preference under Creditors’ Rights Laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.
2.13
Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor,

whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.
ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents, warrants and covenants to Lender as follows:

3.1
General. Guarantor hereby makes the following representations, warranties and covenants (each of which shall remain materially true and correct during the term hereof): (a) if Guarantor is other than a natural person, Guarantor is duly organized, validly existing and in good standing under the laws of its state of formation, and Guarantor has all requisite right and power to execute and deliver this Guaranty and to perform the Guaranteed Obligations; (b) the execution, delivery and performance of this Guaranty and the incurrence of the Guaranteed Obligations, now or hereafter owing, and the creation of liens on Guarantor’s assets (i) are within the powers of Guarantor (if Guarantor is other than a natural person), and (ii) do not require any approval or consent of, or filing with, any governmental authority or other Person (or such approvals and consents have been obtained and delivered to the Lender) and are not in contravention of any provision of law applicable to Guarantor; (c) this Guaranty and the other Loan Documents to which Guarantor is a party constitutes when delivered, valid and binding obligations of Guarantor, enforceable in accordance with their respective terms; (d) Guarantor is not a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any restriction, which is likely to have a Material Adverse Effect; (e) Guarantor has filed all tax returns which are required to be filed (or obtained proper extensions of time for the filing thereof) and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received (provided for purposes of clarification that ACRES is a disregarded entity for tax purposes and therefore is not required to and does not file any tax returns); (f) the financial statements and other information pertaining to Guarantor submitted to Lender are true, complete and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; (g) there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of Guarantor, threatened, or any basis therefor, which involves a risk of any material judgment or liability not fully covered by insurance (other than any deductible) which is likely to be adversely determined and if so, would have a Material Adverse Effect, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Guarantor which has a Material Adverse Effect; (h) the making of the Loan to Borrower will result in material benefits to Guarantor; (i) Guarantor (1) has not entered into this Guaranty or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) has received reasonably equivalent value in exchange for the Guaranteed Obligations hereunder and under the Loan Documents; (j) Guarantor is not a “foreign person” within the meaning of Section 1445(1)(3) of the Internal Revenue Code; and (k) each of the representations and covenants relating to Guarantor made by Borrower in any other Loan Documents is hereby re-made by Guarantor and incorporated herein by reference as if fully set forth herein.
3.2
Benefit. Guarantor is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.
3.3
Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed each of the Loan Documents and the books and records regarding the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Loan or the Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.
3.4
No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.
3.5
Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.
3.6
Guarantor Financial Reporting, Net Worth and Liquidity.
(a)
Guarantor (i) shall keep and maintain complete and accurate books and records and (ii) shall permit Lender and any authorized representatives of Lender to have access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Guarantor, at all reasonable times, during normal business hours, at Guarantor’s address for notices as set forth herein upon the giving of reasonable notice of such intent. Guarantor shall also provide to Lender, upon Lender’s reasonable request, such proofs of payments, costs, expenses, revenues and earnings, and other documentation as Lender may reasonably request, from time to time, and with such other information, in such detail as may reasonably be required by Lender; provided, however, in no event shall Lender request or ACRES be required to furnish or cause to be furnished any audited financial statements or tax returns of ACRES.
(b)
Lender shall have the right, at any time and from time to time upon the occurrence and continuance of an “Event of Default” hereunder or under the other Loan Documents, to audit the books and records of Guarantor.
(c)
During the term hereunder, Guarantor will furnish or cause to be furnished to Lender, as soon as available, and in any event within ninety (90) days after the end of each calendar year, the annual financial statements of Guarantor, which financial statements shall be prepared on an unaudited basis, in form substantially similar to those previously delivered by Guarantor to Lender and which shall include Guarantor’s balance sheet, tax returns (except with respect to ACRES) and statements of net worth and contingent liabilities. All such financial statements shall be certified by Guarantor to Lender as true and correct in all material respects, and shall contain such backup and/or supporting information as may be reasonably requested by Lender. In addition, Guarantor shall promptly furnish to Lender any other financial information reasonably requested by Lender from time to time in respect of Guarantor; provided, however, in no event shall Lender request or ACRES be required to furnish or cause to be furnished any audited financial statements or tax returns of ACRES.
(d)
Guarantor hereby makes the following additional affirmative covenants:
(i)
At any time when (A) an Event of Default is continuing, or (B) any Guaranteed Obligations are then owed by Borrower or Guarantor, and/or (C) Guarantor is not in compliance with the covenants set forth in clause (d)(ii) below, then Guarantor shall not do any of the following: (X) sell, pledge, give, gift, mortgage or otherwise transfer any asset of Guarantor to any Affiliate or family member of Guarantor; (Y) enter into or effectuate any transaction that would reduce either the Net Worth or the Unencumbered Liquid Assets of Guarantor; or (Z) sell, pledge, mortgage or otherwise transfer any of its assets, or any interest(s) therein, on terms materially less favorable than would be obtained in an arms’-length transaction.
(ii)
At all times while the Debt remains unsatisfied, Guarantor shall collectively maintain a Net Worth of not less than $60,000,000.00, and Unencumbered Liquid Assets (defined below) of not less than (a) $10,000,000.00 until such time that the Property achieves a Debt Yield of not less than nine percent (9.0%) as of the end of any calendar quarter, and (b) thereafter, $5,000,000.00. For purposes of the foregoing clause (a), the Debt Yield shall be calculated using the Underwritable Cash Flow on a trailing three (3) month basis, annualized.
3.7
Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.
3.8
Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof for so long as the Loan shall remain outstanding.
ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS
4.1
Subordination of All Guarantor Claims Against Borrower. Without limiting any restrictions on Borrower (including, without limitation, pursuant to Article V of the Loan Agreement), all of the Guarantor Claims shall be, and are hereby, deferred, postponed and subordinated to the prior payment in full of the Loan. Until payment in full of the Loan (and including interest accruing on the Note after the commencement of a proceeding by or against Borrower under any Creditors’ Rights Law, which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling), Guarantor agrees not to accept any payment or satisfaction of any Guarantor Claim. Effective upon the earlier to occur of the existence of any Guaranteed Obligations and any Event of Default, Guarantor hereby assigns all Guarantor Claims to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under any Creditors’ Rights Law, including the right to vote on any plan of reorganization. Further, if Guarantor shall comprise more than one Person, Guarantor agrees that until such payment in full of the Loan, (a) no one of them shall accept payment from the others by way of contribution on account of any payment made hereunder by such party to Lender, (b) no one of them will take any action to exercise or enforce any rights to such contribution, (c) if any Guarantor should receive any payment, satisfaction or security for any contribution by any other Guarantor for payment made hereunder by the recipient to Lender, the same shall be delivered to Lender in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Guaranteed Obligations and until so delivered, shall be held in trust for Lender as security for the Guaranteed Obligations, and (d) if any Guarantor should receive any payment, satisfaction or security for any Guarantor Claim, the same shall be delivered to Lender in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Loan and until so delivered, shall be held in trust for Lender as security for the Loan. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations.
4.2
Claims in Bankruptcy. In the event of receivership or proceedings under any Creditors’ Rights Law involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.
4.3
Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.
4.4
Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (a) exercise or enforce any creditor’s right it may have against Borrower or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.
ARTICLE V

MISCELLANEOUS
5.1
Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.
5.2
Notices. All notices, consents, approvals and requests made, required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified United States mail, postage prepaid, return receipt requested, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 5.2):

Guarantor: Jason Pollack
4408 West 34th Avenue
Denver, Colorado 80212

Frank Dellaglio
11 Stoney Brook Road
Sherborn, Massachusetts 01770

ACRES Realty Funding, Inc.
c/o ACRES Capital, LLC
390 RXR Plaza
Uniondale, New York 11556
Attention: Jaclyn A. Jesberger, General Counsel

And to: Greenberg Traurig, LLP
One International Place
Boston, Massachusetts 02110
Attn: Dina E. Conlin

Murland Dainoff LLC
651 E. Township Line Road, #1055
Blue Bell, PA 19422
Attn: Brian L. Murland

If to Lender: Oceanview Life and Annuity Company
Attention: Matthew Phillip
c/o Oceanview Asset Management
142 West 57th Street, 3rd Floor
New York, New York 10019

Oceanview Life and Annuity Company
Attention: Marnie Adams
c/o Oceanview Asset Management
142 West 57th Street, 3rd Floor
New York, New York 10019

And to: Cadwalader, Wickersham & Taft LLP
650 South Tryon Street
Charlotte, North Carolina 28202
Attention: Christopher Dickson, Esq.

5.3
Governing Law; Binding Effect; Waiver of Acceptance.
(a)
The governing law and related provisions set forth in Section 11.3 of the Loan Agreement (including, without limitation, any authorized agent provisions thereof, if applicable) are hereby incorporated by reference as if fully set forth herein (with Guarantor substituted in all places where Borrower appears thereunder) and shall be deemed fully applicable to Guarantor hereunder. Guarantor hereby certifies that it has received and reviewed the Loan Agreement (including, without limitation, Section 11.3 thereof).
(b)
This Guaranty is binding not only on Guarantor, but also on Guarantor’s heirs, personal representatives, successors and assigns. Upon the death of Guarantor, if Guarantor is a natural person, this Guaranty shall continue against Guarantor’s estate as to all of the Guaranteed Obligations, including that portion incurred or arising after the death of Guarantor and shall be provable in full against Guarantor’s estate, whether or not the Guaranteed Obligations are then due and payable. If this Guaranty is signed by more than one Person, then all of the obligations of

Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal representatives, successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually. Without limitation of any other term, provision or waiver contained herein, Guarantor hereby acknowledges and agrees that it has been furnished true, complete and correct copies of the Loan Documents and has reviewed the terms and provisions thereof (including, without limitation, the Guaranteed Obligations).
(c)
Guarantor hereby waives any acceptance of this Guaranty by Lender, and this Guaranty shall immediately be binding upon Guarantor.
5.4
Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
5.5
Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.
5.6
Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one Person or party, (a) the obligations and liabilities of each such Person or party hereunder shall be joint and several and (b) each Guarantor agrees to protect, indemnify, defend and hold Lender harmless from and against any loss, damage, claim, demand, cost or other liability (including, without limitation, attorneys’ fees and costs) Lender may suffer as a result of any dispute between or among one or more Guarantors and/or Borrower concerning the Guaranteed Obligations, including without limitation any Guarantor’s right to contribution or reimbursement from Borrower or any other Guarantor for payment of the Guaranteed Obligations.
5.7
Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.
5.8
Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.
5.9
Counterparts. This Guaranty may be executed in one or more counterparts, all of which taken together shall (upon execution and delivery by each party) constitute a single instrument. This Guaranty will become effective only when all parties to this Guaranty have executed a counterpart hereof. A photocopied, scanned, telecopied, or other electronic signature of any party to this Guaranty shall have the same force and effect as an original signature for all purposes

5.10
Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
5.11
Entirety. THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.
5.12
Waiver of Right To Trial By Jury. GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, LENDER, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER AND GUARANTOR IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.
5.13
Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

5.14
Change in Residency.
(a)
Jason Pollack hereby represents and warrants that he is a resident of the State of Colorado and that his primary domicile is in the State of Colorado. Jason Pollack shall not change his State of residence and/or primary domicile to a State that is a community property jurisdiction unless (i) if he is married at the time, he first (A) provides Lender at least ten (10) Business Days prior written notice thereof, and (B) causes his spouse to execute and deliver to Lender a spousal consent with respect to this Guaranty (which spousal consent shall be in form and substance satisfactory to Lender) (a “Spousal Consent”), and (ii) if he is not married at the time and subsequently marries, or if he enters into a new marriage, at any time when he is a resident (and/or has a primary domicile) in a community property jurisdiction, he causes his spouse to execute and deliver to Lender a Spousal Consent within ten (10) days after the occurrence of any such marriage. Jason Pollack’s failure to comply with any of the foregoing within five (5) Business Days of written notice from Lender, shall, at Lender’s option, constitute an “Event of Default” hereunder and under the Loan Agreement.
(b)
Frank Dellaglio hereby represents and warrants that he is a resident of the Commonwealth of Massachusetts and that his primary domicile is in the Commonwealth of Massachusetts. Frank Dellaglio shall not change his State of residence and/or primary domicile to a State that is a community property jurisdiction unless (i) if he is married at the time, he first (A) provides Lender at least ten (10) Business Days prior written notice thereof and (B) causes his spouse to execute and deliver to Lender a Spousal Consent and (ii) if he is not married at the time and subsequently marries, or if he enters into a new marriage, at any time when he is a resident (and/or has a primary domicile) in a community property jurisdiction, he causes his spouse to execute and deliver to Lender a Spousal Consent within ten (10) days after the occurrence of any such marriage. Frank Dellaglio’s failure to comply with any of the foregoing within five (5) Business Days of written notice from Lender, shall, at Lender’s option, constitute an “Event of Default” hereunder and under the Loan Agreement.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

GUARANTOR:

By:	/s/ Jason Pollack
Name:	Jason Pollack
Title:	An individual

GUARANTOR:

By:	/s/ Frank Dellaglio
Name:	Frank Dellaglio
Title:	An individual

ACRES REALTY FUNDING, INC., a Delaware corporation

By:	/s/ Jaclyn Jesberger
Name:	Jaclyn Jesberger
Title:	Vice President